AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 6th day of December, 2012, to the Fund Administraton  Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Administration Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Exhibit K attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend the fees and the funds of a series of the Trust; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Amended Exhibit K attached hereto

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

6/2012 - PIA

Amended Exhibit K to the
Advisors Series Trust Fund Administration Servicing Agreement

Name of Series
PIA BBB Bond Fund
PIA MBS Bond Fund
PIA Short-Term Securities Fund
PIA Moderate Duration Bond Fund
PIA High Yield Fund
PIA High Yield (MACS) Fund
PIA Short Duration Bond Fund
PIA Funds FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at December, 2012

Domestic Funds and International Funds*
Annual Fee:

$________ minimum/Fund (i.e. $________ for current ___ funds)
___ basis points on first $___ million of combined assets
___ basis points on next $___ million of combined assets
___ basis points on next $___ billion of combined assets
___ basis points over $___ billion of combined assets

Additional Share Class per Fund*
$___ per year for each additional share class

Advisor Information Source Web Portal
•   $___ /fund/month
•   $___ /fund/month for clients using an external administration service
•   Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.
Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

6/2012 - PIA

Amended Exhibit K (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at December, 2012

Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
    •   Designation as the Trust’s Chief Compliance Officer
    •   Periodic and Annual Reporting to MST Fund Board
    •   Board Meeting Presentation and Board Support
    •   MST Fund Board Liaison for All Compliance Matters
    •   Daily Resource to Advisor CCO and Fund Board
    •   Review of Advisor Compliance Policies, Procedures and Controls
    •   Review of USBFS/USB Critical Procedures & Compliance Controls
    •   Due Diligence Review of Advisor and USBFS Service Facilities
    •   Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
    •   Quarterly USBFS Certification to Trust CCO
    •   Business Line Functions Supported
    •   Fund Administration and Compliance
    •   Transfer Agent and Shareholder Services
    •   Fund Accounting
    •   Custody Services
    •   Distribution Services
    •   CCO Portal – Web On-line Access to Fund CCO Documents
    •   Periodic CCO Conference Calls
    •   Dissemination of Industry/Regulatory Information
    •   Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)*
-  as allocated by the AST Board

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules above.

PACIFIC INCOME ADVISERS, INC.

By:  /s/ Thad M. Brown

Printed Name: Thad M. Brown

Title:       COO                                                                                                                                                                        Date:         8/16/13

6/2012 - PIA